Exhibit 10.26

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PRIVATE INSTRUMENT OF NON RESIDENTIAL

REAL ESTATE LEASE AGREEMENT

By means of the present Private Instrument of Non Residential Real Estate Lease Agreement (“Agreement”):

LESSORS: LUCIO TOMASIELLO, Brazilian, single, of age, businessman, bearer of identity card RG N. 20.790.427 SSP-SP, enrolled with CPF/MF under N. 137.566.718-10, resident and domiciled in the city of Campinas, State of São Paulo, at Rua XI de Agosto, 411, ap. 103; and MAURICIO TOMASIELLO, Brazilian, single, of age, businessman, bearer of identity card RG N. 23.019.084-4 SSP-SP, enrolled with CPF/MF under N. 128.654.298-73, resident and domiciled in the city of Jundiaí, State of São Paulo, at Rua Antonio Lopes de Oliveira, 600.

LESSEE: AMYRIS PESQUISA E DESENVOLVIMENTO DE BIOCOMBUSTÍVEIS LTDA., headquartered in the City of São Paulo, State of São Paulo, at Rua Capitão Antonio Rosa, 376, Jardim Paulistano, CEP 01443-900, enrolled with CNPJ under N. 09.379.224/0001-20, hereby represented pursuant to its Articles of Association.

REAL ESTATE: STORAGE SHED for commercial use, still under construction in lot N. 5, square I, of the commercial/industrial allotment named Techno Park Campinas, described and characterized as follows: “corner lot, front to Rua 4 (four), measuring 102,10m (one hundred and two meters and 10 centimeters) with curve in the front; 65,00m (sixty five meters) in the left lateral looking to the lot from the street, facing with lot 4 (four) and 65,00m (sixty five meters) in the right lateral, facing with lot 6 (six), comprising an area of 3,318.31m2”. The mentioned storage shed shall have 1,368.09m2 of total constructed area and will be located in this city at Rua James Clerk Maxwell N. 315, CEP 13069-380, object of enrollment N. 100068 filed before the 2nd Real Estate Registry of the City of Campinas – SP, registered in the municipality of Campinas under the cartographic code N. 3162.44.26.0285.00000 (“Real Estate”).

WHEREAS the terrain lot where the commercial storage shed is currently being constructed object of the present instrument was purchased by Lessors by means of the Deed of Purchase and Sale drafted on October 19, 2007, Book 206, page 249 of the 6th Notary Public of Campinas, still pending registry in the Real Estate’s enrollment;

WHEREAS the construction of the commercial storage shed is being conducted by the LESSORS and its conclusion is foreseen to May 31st, 2008;

WHEREAS before the conclusion of the construction and start of lease of the Real Estate, LESEE may adequate it to its activities, promoting changes in the original project;

NOW THEREFORE, the parties resolve to execute the present Agreement which shall be ruled pursuant to the clauses and conditions below:

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1st ) LESSORS represent that: (i) they are the lawful owners and holders of the Real Estate object of the lease, pursuant to the Deed of Purchase and Sale drafted on October 19, 2007 before the 6th Notary Public of Campinas, duly registered in the enrollment of the Real Estate; (ii) the Real Estate is free and clear of any encumbrances, charges, burden, inclusively related to tax obligations, and there are no judicial or extrajudicial disputes incident upon such Real Estate; (iii) they have the lawfull title of the Real Estate and may freely dispose of it; (iv) the region where the Real Estate is located allows the LESSEE to develop activities foreseen in clause 7th below under the city urban regulations; and (v) the commercial storage shed herein leased is being constructed pursuant to and observing the municipal rules regarding the occupation of soil in the municipality of Campinas, as well as pursuant to the technical rules applicable.

2nd ) The term of the lease is 36 (thirty-six) months, starting on 06/01/2008, provided the obligations foreseen in clauses 3 rd and 4th below are complied with, and ending on 05/31/2011, date when the LESSEE undertakes to return the Real Estate leased herein, free and unoccupied, in the same conditions as received, with exception to the wear and tear resulting from the regular use of the Real Estate and the provisions set forth in clause 8th, paragraph 4.

Paragraph 1 – Nevertheless the term of the lease herein agreed, the parties agree that this Agreement shall be effective as of the date of its execution, and shall be effective and produce all effects resulting from its existence and validity, taking into account the rights and obligations adjusted by the parties before the start of the Real Estate lease term.

Paragraph 2 – The present agreement may be renewed, by equal period of time, by means of written communication from the LESSEE within no longer than 120 (one hundred and twenty) days before its final term, and the LESSORS shall respond to such request within no longer than 5 (five) business days.

3rd ) LESSORS undertake to deliver the Real Estate to the LESSEE on 06/01/2008, free and clear of people and goods, with the works currently in progress duly concluded and pursuant to the Works Project and potential modifications approved by the City Hall of Campinas annexed hereto (“Annex I”), with exception to those adequacies to be incorporated by the LESSEE, pursuant to annex II (“Annex II”), which is henceforth agreed by the LESSORS. The return of the Real Estate is also subject to the verification by the LESSEE of the conformity of works performed with the projects contained in Annexes I and II.

Paragraph 1 – The parties henceforth agree that LESSEE or the representative appointed by it shall have access to the constructions in progress for the exclusive purpose of promoting the adequacies provided for in Annex II.

Paragraph 2 – Upon the return of the Real Estate and start of the lease term, LESSORS shall still present to LESSEE the following documents:

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(a)

Updated certificate of enrollment N. 100068 of the 2nd Real Estate Registry of Campinas, containing the acquisition title of the Real Estate by the LESSORS duly registered, as well as the annotation of the Inspection Performance Certification [Alvará de Execução] of the work currently in progress and the Certificate issued by the City Hall of Campinas attesting the construction currently in progress, pursuant to Annex I;

(b)	Final plan approved by the City Hall of Campinas for the construction established;
(c)	Copy of the IPTU [Annual Urban Real Estate Municipal Tax];
(d)	Request of Inspection Certificate from the Fire Department;
(e)	Approval of the project by the Fire Department;
(f)

Technical Report on Stability and Safety, pursuant to the standards of the City Hall of Campinas, signed by an engineer enrolled with the Department of Soil Use and Occupation of the municipality of Campinas; and

(g)	Term of Declaration of SANASA (Waste & Water incumbent), approving the working conditions related to the water and sewerage system of the Real Estate.

Paragraph 3 – In case of default by the LESSORS to return the Real Estate to the LESSEE within the term and conditions set forth above, LESSEE has the option to grant a term extension for the compliance with the obligations foreseen in this clause within 7 (seven) days.

Paragraph 4 – After the end of the additional term of 7 (seven) days, LESSEE, under its sole discretion, may demand from LESSORS the payment of a daily fine equivalent to 1/30 of the monthly rent agreed for in the present Agreement until the effective compliance with the provisions of the head and paragraphs one and two of this clause, in case the Real Estate cannot be delivered due to reasons that hinder LESSEE’S exercise of full possession, especially considering the activity to be developed, pursuant to clause 7th below.

Paragraph 5 – As of 06/16/2008 LESSEE may, under its sole discretion, opt to: (i) terminate this Agreement without incurring any fine or indemnity; or (ii) assume the conduction and conclude the works on its own account, contracting third parties at its own choice, and the expenses resulting from the works shall be discounted from the value of the subsequent monthly rents.

Paragraph 6 – Taking into consideration that the responsibility for installing the air conditioning in the Real Estate is undertaken by LESSEE, the delay of LESSORS in delivering the Real Estate, pursuant to this clause, as a consequence of delay or omission of LESSEE in supplying the items related to the air conditioning installation shall not be subject to the fines foreseen in Paragraphs 3, 4 and 5 above.

4th ) Once the commercial storage shed construction is concluded, the delivery of the Real Estate shall be preceded of an inspection by the parties, on a date and hour previously agreed, and on such event it shall be drafted the corresponding term of receipt of keys and annotations necessary regarding the status of the Real Estate (“Initial Inspection Term”), in special the appointment of improvements and works made by LESSEE which may be raised by the end of the lease.

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5th ) As of the date of the Initial Inspection Term, LESSEE shall pay to LESSORS the amount of R$22,440.00 (twenty two thousand four hundred and forty Reais) as monthly rent, with restatements as allowed by law. The due date shall be the day five following the payable month, and the amount shall be deposited in bank account of Bank 341, agency 0166, account N. 03900-8, and the deposit ticket shall be valid as receipt and release. The monthly rent shall be annually restated by the IGP-M variation, measured by Fundação Getúlio Vargas or, in case of suppression by its legal substitute, which better reflects the inflation of the period, under the discretion of the LESSORS, adopting as data-base the day 06/01/2008.

Paragraph 1 – In case of rent payment delay within the term agreed, LESSEE shall be considered in default, irrespective of notification or judicial or extrajudicial summons, and a fine of 2% (two percent) shall apply upon the delayed amount since the due date, plus a monetary restatement pursuant to the index set forth in this clause, per day of delay plus an interest in arrears of 1% (one percent) per month.

Paragraph 2 – During the whole term of lease agreed herein, LESSEE undertakes to comply with the obligations listed below, which shall be timely paid, directly to the relevant collecting entity:

(a)

IPTU [Annual Urban Real Estate Municipal Tax] and other municipal taxes currently levied or to be levied upon the plot and the building, as well as any other taxes charges by the public authorities or public services concessionaires related to the building object of this lease;

(b)

Quota on the Monthly Contribution Tax payable by Condomínio Tech Point to Associação dos Proprietários do Techno Park Campinas – ASSOCITECH, related to the expenses with maintenance, administration, safety and payment of taxes, charges and tariffs related to the private development of Techno Park Campinas;

(c)	Water (Sanasa) and electricity (CPFL) consumptions and expenses with telephone; and

(d)	Individual consumptions of any nature.

Paragraph 3 – During the whole lease term, LESSEE shall be solely responsible for the payment of the municipal taxes and duties due, even though proportionally, upon the Real Estate herein leased, and shall not be responsible for former obligations, which shall remain under LESSORS’ responsibility, even though they are verified in the future. LESSORS undertake to deliver to LESSEE the IPTU installments bills related to the current fiscal year, as well as all other bills in their hands, always within the due terms, under penalty of responding for the fines and burdens of the corresponding default.

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Paragraph 4 – Whenever requested by LESSORS, LESSEE shall present all payment receipts of taxes levied upon the Real Estate, water, electricity and sewerage charges related to the period.

Paragraph 5 – LESSORS shall refund LESSEE of eventual fines enforced against it by the public power, by virtue of irregularities resulting from acts or omissions ascribed exclusively to LESSORS. In case the penalty implies the privation of use of the Real Estate, LESSORS shall indemnify LESSEE of the damages and costs incurred, including lawyers’ fees, provided that LESSEE: (i) notifies LESSORS in writing and timely for them to contest or present defense and (ii) supplies LESSORS with all information related to the event.

Paragraph 6 – LESSEE still undertakes to promptly communicate to LESSORS about the receipt from any public authority of any summons, subpoena or notification related to the Real Estate.

6th ) It is herein understood that, pursuant to the Brazilian Civil Code, LESSEE annually responds for the insurance against fire, explosions, gales, electric damages and disasters of any nature, starting on the 1st rent payable, and the others on the same date of the subsequent years, until the effective return of keys of the building, having as insured value the amount equivalent to 80 (eighty) times the monthly rent value in force by the time of the respective engagements, which values shall contain a beneficiary clause on behalf of LESSORS. The civil liability insurance coverage shall take into account the sort of activity developed in the plant by the LESSEE.

Paragraph 1 – LESSEE undertakes to send to LESSORS within no longer than 20 (twenty) days as of the start of effectiveness of the lease, the insurance policy and a copy of the insurance premium payment receipt.

7th ) LESSEE designates the Real Estate presently leased exclusively for COMMERCIAL purposes, with the following destination: biofuels research and development laboratory, rendering of services and office, and it shall be used solely for this purpose. The change of such destination without previous consent of LESSORS is forbidden.

Paragraph 1 – LESSEE on its own account and risk shall obtain all authorizations, licenses and permits necessary for the performance of commercial activities it intends to perform in the leased real estate, being liable for all consequences resulting from the performance of such business activities. However, considering that such licenses and permits depend on the Certificate of Work Conclusion which will be only requested to the City Hall of Campinas upon the termination of the construction currently in progress in the Real Estate and, still, the term taken by the relevant local authorities to issue the mentioned Certificate, LESSORS undertake to sign and supply LESSEE with any and all document and declarations necessary to obtain the Provisory Use Permit [Alvará de Uso Provisório] before said authorities, so LESSEE may start its activities in the Real Estate. In case LESSEE does not obtain the Provisory Use Permit, it may, under its sole discretion, terminate the present Agreement, without the payment of any fine or

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indemnity, except if the lack of procurement of the Provisory Use Permit results from LESSEE’S exclusive action or omission.

Paragraph 2 – Taking into account the Provisory Use Permit has a validity term of 1 (one) year, LESSORS undertake to obtain the Certificate of Work Conclusion, as well as the protocol of request of the Debt Clearance Certificate of INSS within no longer than 30 (thirty) days as of the issue of the Certificate of Work Conclusion, before the Provisory Use Certificate expires, under penalty of termination of this Agreement by LESSEE, under its own discretion, without payment of any fine or indemnity.

8th ) The good operating condition, structure and division of the Real Estate, as well as the accessories therein shall be described in detail in the Initial Inspection Term subscribed by the parties, which shall be a part of this instrument for all purposes of law.

Paragraph 1 – The necessary improvements introduced by LESSEE, although not authorized by LESSORS shall be incorporated to the Real Estate and reimbursed by LESSORS. The helpful improvements shall be reimbursed the same way, provided they have been previously authorized by LESSORS.

Paragraph 2 – In case LESSEE performs works or adds ornamentation improvements, such improvements shall be incorporated to the Real Estate and no reimbursement and/or indemnity of any monies spent shall be due to LESSEE, except those improvements of any nature indicated in the Initial Inspection Term, as foreseen in clause 4th.

Paragraph 3 – LESSORS henceforth authorize LESSEE to install lights and other identification plates in the front side of the Real Estate, under its expenses and exclusive liability for the payment of the fees due to and licenses required by the public authorities.

Paragraph 4 – By the end of the lease, the Real Estate shall be returned in the same use good operating conditions specified in the term of inspection already mentioned, except to the wear and tear resulting from the regular use of the Real Estate, and LESSEE may raise all improvements that may be indicated in the Initial Inspection Term.

Paragraph 5 – LESSEE undertakes to communicate, in writing, with 45 (forty-five) days in advance, the effective date of delivery of the Real Estate, so LESSORS or the person appointed by them performs the inspection, within such term, with date and hour previously arranged, and receive the keys, once all obligations contained in this Agreement are fulfilled.

Paragraph 6 – LESSEE shall receive the release of the obligations assumed by means of delivery of the Real Estate keys to LESSORS.

Paragraph 7 – In case LESSORS request repair in the Real Estate to return it to the conditions foreseen for its delivery, the respective works shall be made under LESSEE’S expenses. While such works are not finished, LESSEE shall remain liable

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for the payment of rents and charges due, even though it is not occupying the Real Estate.

9th ) Under penalty of termination by operation of law, irrespective of any judicial or extrajudicial summons, without right to indemnity or retention, besides paying the fine set forth in clause 12th, LESSEE undertakes to:

(a)

Not sublease, assign, lend in whole or in part, the leased Real Estate, even though this Agreement is on behalf of LESSEE, without previous consent in writing by LESSORS, except the sublease, assignment or loan for companies of its economic group;

(b)

Comply, at its own expenses, without any right to indemnity by LESSORS, with all requirements and summons of municipal, state or federal public health it gives cause to, paying all fines on the due dates; and

(c)

Give option to LESSORS, when they understand convenient and on a date and hour previously agreed with LESSEE, to verify or inspect the leased Real Estate, personally or by authorized people, in order to certify its good operating condition.

10th ) The present Agreement shall also be considered rescinded, by operation of law, irrespective of any judicial or extrajudicial summons, without right to any of the parties to any indemnity, in case of expropriation in whole or in part of the Real Estate, and the parties shall be released of all clauses related to charges agreed in this Agreement, provided that LESSEE shall be entitled to receive from the competent authority the indemnity it may have right to.

11th ) In case of loss which demands the total reconstruction of the Real Estate, the lease shall be terminated, and the parties shall be released of any fine or value between each other related to such rescission. In case of partial loss, and provided that the competent authority allows the safe use of a portion of the Real Estate, the lease may be maintained, provided that: (i) this is the interest of both parties; (ii) LESSORS and LESSEE agree the conditions for its maintenance, including potential need of reconstruction of the damaged portion, value of rents during the reconstruction period and responsibilities of each party, and the parties henceforth agree that lessors shall be responsible for the reconstruction and expenses resulting from it once it is the beneficiary of the insurance policy, pursuant to clause 6th above.

12th ) In case of legal and/or contractual default by any of the parties, the damaged party shall notify the violator party to comply with its obligations within 30 (thirty) days as of the notification receipt. After the term of 30 (thirty) days without the compliance with the obligation, the damaged party may request the termination of the Agreement, and the violator party shall be subject to the payment of a fine corresponding to 3 (three) times the value of monthly rent in force by the time of the infraction, monetarily restated pursuant to the index set forth in clause 5th, plus interests of 1% (one percent) per month, until the effective payment, not excluding other liabilities, rights and claims.

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In case of suit, the violator party shall be responsible for the judicial expenses and lawyers’ fees, herein set forth in 20% (twenty percent).

Paragraph 1 – In case of early return of the Real Estate, LESSEE shall bear the payment of the fine above defined, observing the proportionality foreseen in article 4 of Law 8,245/91.

Paragraph 2 – The specific cases ruled by clauses 3rd, paragraphs 4, 5, and 5th, paragraph 1, of this Agreement shall be subject to the fines mentioned in such provisions.

13th ) LESSEE has the option to terminate the present Agreement, at anytime, irrespective of the payment of fine or indemnity, in case the performance of its activities in the Real Estate becomes impracticable, due to restrictions of use provenly imposed by state and municipal authorities, or other relevant authorities and resulting from restrictions of region and/or from irregularities in the construction which makes the procurement of the necessary licenses for the regular performance of activities by LESSEE impracticable in the Real Estate.

14th ) As a guarantee to the payment of rents, taxes, and all other monies due by LESSEE and compliance with all obligations herein foreseen, LESSEE henceforth agrees to deposit as a guarantee of this rent an escrow in the amount of R$63,320.00 (sixty three thousand, three hundred twenty Reais) equivalent to 3 (three) monthly rents.

Paragraph 1 – In case LESSEE demands from LESSORS the payment of the fine foreseen in paragraph 4 of clause 3 rd above, due to the delay in the delivery of the Real Estate, LESSEE may, at its sole discretion, claim the payment of such fine or discount from the escrow the value of the mentioned fine.

Paragraph 2 – The deposit shall occur in a savings account on behalf of LESSORS, to be opened in the first business day subsequent to the signature of the Initial Inspection Term.

Paragraph 3 – The value of the escrow may be used by LESSORS in case of proven default by LESSEE.

Paragraph 4 – By the end of the lease with the delivery of keys and observed the requirements of this Agreement for its effectiveness, LESSEE shall withdraw the amount deposited and the profits related to it, without prejudice of the proper Judicial Suit.

Paragraph 5 – Besides the rent, the guarantee herein offered shall also guarantee the accessories of the rent, as foreseen in this Agreement, until the effective delivery of the keys and termination of this Agreement.

15th ) LESSORS assume before LESSEE, its relatives, clients, employees, agents or any other people frequently visiting the Real Estate any liability for defects in the Real Estate, pursuant to the provisions of item IV of article 22 of Law N. 8,245/91.

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16th ) In case of eventual need of LESSORS to provide regularizations in the documents of the Real Estate or in the Real Estate itself to make the construction currently in progress feasible, LESSORS henceforth undertake to make it under their own expenses, under penalty of having this Agreement terminated by LESSEE.

17th ) In case it is necessary to file an action to force the compliance with the rules of this Agreement, the parties agree that the notification, the main action and the summons shall take place by means of a letter with proof of receipt [Aviso de Recebimento – AR], telex or fac-símile, or still by other forms provided by the Civil Procedure Code, as the case may be.

18th ) In case the Real Estate is unoccupied and abandoned, LESSORS are henceforth authorized to vest in its possession.

19th ) The parties agree that, in case LESSORS are interested in disposing of the Real Estate object of this lease to third parties, LESSEE shall be entitled to the right of first refusal on the purchase, pursuant to article 27 of Law 8,245/91.

Paragraph 1 – LESSORS shall communicate their intention to sell the Real Estate to LESSEE, providing the conditions and rules of negotiation, in special the price and form of payment.

Paragraph 2 – LESSEE shall manifest on the offer within 30 (thirty) days as of the receipt of the communication. In case LESSEE fails to do so, LESSORS are released to dispose the Real Estate to third parties. LESSEE’ silence shall be deemed as lack of interest.

Paragraph 3 – The present lease shall remain in force even in case of disposal of the leased Real Estate, and LESSORS undertake to give knowledge to the purchaser and provide the annotation in the instrument of disposal or commitment to disposal about the obligation of the purchaser or the promise to respect the present Agreement and keep it in force until its termination, henceforth authorizing the registry of this agreement before the competent Real Estate Registry, under LESSEE’S expenses.

Paragraph 4 – LESSORS undertake to answer for potential demands under their responsibility or addressed to it, within the legal time frame, made by the Real Estate Registry and requested by LESSEE, in order to provide the registry and annotation above mentioned.

20th ) The waiver or forbearance of any of the parties regarding their rights or the compliance with any obligation resulting from the present Agreement, or the imposition of any penalty or fine shall neither be considered a novation, nor implicit derogation of the terms of this Agreement, nor shall serve as a precedent, and consequently does not imply in any contractual modification, only mere concession of the party.

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21st ) The present instrument substitutes any other agreement, whether verbal or written, that may have been entered into by the parties until this date, with the purposes of agreeing on the rental of the Real Estate at stake.

22nd ) The present Agreement constrains the Parties themselves, their heirs and successors under any title.

23rd ) Besides the clauses and conditions herein agreed for, the rights and obligations of the parties shall be ruled by the provisions of the Civil Code, of Law N. 8,245/91 and other legal provisions applicable to the case.

24th ) The parties elect the jurisdiction where the Real Estate is located, for the solution of any doubt or dispute which may eventually rise from this instrument, waiving any other, the most privileged it may be.

IN WITNESS WHEREOF, the parties hereto execute the present agreement in 3 (three) counterparts of the same contents and form, and for the same purpose.

Campinas, March 31st, 2008.

LESSORS: /s/ Lucio Tomasiello	/s/ Mauricio Tomasiello
LUCIO TOMASIELLO	MAURICIO TOMASIELLO

LESSEE: /s/ Roel Collier
AMYRIS PESQUISA E DESENVOLVIMENTO DE BIOCOMBUSTÍVEIS LTDA.

WITNESSES: 1. [signature illegible] Name: José Luiz Guazzelli RG: 3797611 SSPSP CPF: 262.761.948-91	2. [signature illegible] Name: Alfredo Henrique Soares RG: 3797611 SSPSP CPF: 262.761.948-91

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Annex I

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Annex 2

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AMENDMENT TO THE PRIVATE INSTRUMENT OF NON RESIDENTIAL

REAL ESTATE LEASE AGREEMENT

By means of the present Amendment to the Private Instrument of Non Residential Real Estate Lease Agreement (“Amendment”):

LESSORS: LUCIO TOMASIELLO, Brazilian, single, of age, businessman, bearer of identity card RG N. 20.790.427 SSP-SP, enrolled with CPF/MF under N. 137.566.718-10, resident and domiciled in the city of Campinas, State of São Paulo, at Rua XI de Agosto, 411, ap. 103; and MAURICIO TOMASIELLO, Brazilian, single, of age, businessman, bearer of identity card RG N. 23.019.084-4 SSP-SP, enrolled with CPF/MF under N. 128.654.298-73, resident and domiciled in the city of Jundiaí, State of São Paulo, at Rua Antonio Lopes de Oliveira, 600.

LESSEE: AMYRIS PESQUISA E DESENVOLVIMENTO DE BIOCOMBUSTÍVEIS LTDA., headquartered in the City of São Paulo, State of São Paulo, at Rua Capitão Antonio Rosa, 376, Jardim Paulistano, CEP 01443-900, enrolled with CNPJ under N. 09.379.224/0001-20, hereby represented pursuant to its Articles of Association.

WHEREAS the Parties executed on March 31st, 2008 the Private Instrument of Non Residential Real Estate Lease Agreement (“Agreement”), intending to rent the real estate located in the city of Campinas, at Rua Rui James Clerk Maxwell, 315, CEP 13069-380 (“Real Estate”);

WHEREAS the mentioned Agreement set forth the start of lease as of the conclusion of the construction or the commercial storage shed conducted by LESSORS, formalized by means of the term of receipt of keys and annotations applicable regarding the good operating condition of the Real Estate (“Initial Inspection Term”), pursuant to clauses 2nd and 4th of the Agreement;

WHEREAS the construction of the storage shed was concluded by LESSORS on May 31st and delivered to LESSEE pursuant to the documents listed in paragraph 2 of clause 3rd of the Agreement;

WHEREAS, the Parties intend to modify the conditions of guarantee set forth in clause 14th of the Agreement.

NOW THEREFORE, the parties decide to execute the present Amendment which shall be ruled pursuant to the clauses and conditions below:

1st ) The Parties declare the term of 36 (thirty six) months of lease started on June 1st, 2008, and will end on May 31st, 2011, date when LESSEE imperatively undertakes to return the Real Estate leased, free and unoccupied, in the same conditions it has received it, pursuant to the Initial Inspection Term attached hereto (Annex I), except for the natural wear and tear resulting from the regular use of the Real Estate and the provisions of clause 8th, paragraph 4 of the Agreement.

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2nd ) Taking into account the start of the lease, the first rental payment due by LESSEE to LESSORS shall take place on July/5/2008 and the subsequent monthly payments shall be paid on the day five of the subsequent months.

3rd ) The Parties decide to modify the guarantee conditions of the rental established in clause 14th of the Agreement, which shall be read as follows:

“14th ) As a guarantee to the payment of rents, taxes, and all other monies due by LESSEE and compliance with all obligations herein foreseen, LESSEE henceforth agrees to deposit as a guarantee of this rent an escrow in the amount of R$22,440.00 (twenty two thousand, four hundred forty Reais) equivalent to 1 (one) monthly rent.

Paragraph 1 – The deposit shall occur in Bank         , Agency         , account N.             , on behalf of LESSORS, together with the payment of the first rental payment.

Paragraph 2 – The value of the escrow may be used by LESSORS in case of proven default by LESSEE.

Paragraph 3 – By the end of the lease with the delivery of keys and observed the requirements of this Agreement for its effectiveness, LESSEE shall withdraw the amount deposited and the profits related to it, without prejudice of the proper Judicial Suit.

Paragraph 4 – Besides the rent, the guarantee herein offered shall also guarantee the accessories of the rent, as foreseen in this Agreement, until the effective delivery of the keys and termination of this Agreement.”

4th ) The Parties ratify all other provisions of the Agreement not modified by this instrument.

IN WITNESS WHEREOF, the parties hereto execute the present agreement in 3 (three) counterparts of the same contents and form, and for the same purpose.

Campinas, July 5th, 2008.

LESSORS: /s/ Lucio Tomasiello	/s/ Mauricio Tomasiello
LUCIO TOMASIELLO	MAURICIO TOMASIELLO

LESSEE: /s/ Roel Collier
AMYRIS PESQUISA E

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DESENVOLVIMENTO DE BIOCOMBUSTÍVEIS LTDA.

WITNESSES: 1. Name: RG: CPF:	2. Name: RG: CPF:

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SECOND AMENDMENT TO THE PRIVATE INSTRUMENT OF NON RESIDENTIAL REAL ESTATE LEASE AGREEMENT

By means of the present Second Amendment to the Private Instrument of Non Residential Real Estate Lease Agreement (the “Amendment”), and in the best terms of law, the parties identified below (jointly referred to as “Parties”):

LESSORS: LUCIO TOMASIELLO, Brazilian, single, of age, businessman, bearer of identity card RG N. 20.790.427 SSP-SP, enrolled with CPF/MF under N. 137.566.718-10, resident and domiciled in the city of Campinas, State of São Paulo, at Rua XI de Agosto, 411, ap. 103; and MAURICIO TOMASIELLO, Brazilian, single, of age, businessman, bearer of identity card RG N. 23.019.084-4 SSP-SP, enrolled with CPF/MF under N. 128.654.298-73, resident and domiciled in the city of Jundiaí, State of São Paulo, at Rua Antonio Lopes de Oliveira, 600.

LESSEE: AMYRIS-CRYSTALSEV PESQUISA E DESENVOLVIMENTO DE BIOCOMBUSTÍVEIS LTDA., headquartered in the City of São Paulo, State of São Paulo, at Rua Capitão Antonio Rosa, 376, Jardim Paulistano, CEP 01443-900, enrolled with CNPJ under N. 09.379.224/0001-20, hereby represented pursuant to its Articles of Association.

REAL ESTATE: STORAGE SHED for commercial use, still under construction, located at lot N. 5, square I, of the commercial/industrial allotment named Techno Park Campinas, described and characterized as follows: “corner lot, front to Rua 4 (four), measuring 102,10m (one hundred and two meters and 10 centimeters) with curve in the front; 65,00m (sixty five meters) in the left lateral looking to the lot from the street, facing with lot 4 (four) and 65,00m (sixty five meters) in the right lateral, facing with lot 6 (six), comprising an area of 3,318.31m2”. The mentioned storage shed shall have 1,368.09m2 of total constructed area and will be located in this city at Rua James Clerk Maxwell N. 315, CEP 13069-380, object of enrollment N. 100068 filed before the 2nd Real Estate Registry of the City of Campinas – SP, registered in the municipality of Campinas under the cartographic code N. 3162.44.26.0285.00000 (the “Real Estate”).

WHEREAS on March 30th, 2008, the Parties executed the Private Instrument of Non Residential Real Estate Lease Agreement (the “Agreement”), related to the lease of the Real Estate, subsequently amended on July 5th, 2008; and

WHEREAS the Parties have interest in extending the term of lease, currently from 36 (thirty six) months to 60 (sixty) months.

NOW THEREFORE, the Parties decide to execute the present Amendment which shall be ruled pursuant to the terms and conditions below:

CLAUSE 1

[free translation]

The Parties decide to extend the term of lease, currently of 36 (thirty six) months, to 60 (sixty) months. In this sense, the final term of the Agreement shall be May 31st, 2013. Due to such modification, Clause 2 nd of the Agreement shall be read as follows:

“2nd ) The term of the lease is 60 (sixty) months, starting on 06/01/2008, provided the obligations foreseen in clauses 3rd and 4th below are complied with, and ending on 05/31/2013, date when the LESSEE undertakes to return the Real Estate leased herein, free and unoccupied, in the same conditions as received, with exception to the wear and tear resulting from the regular use of the Real Estate and the provisions set forth in clause 8th, paragraph 4.

Paragraph 1 – Nevertheless the term of the lease herein agreed, the parties agree that this Agreement shall be effective as of the date of its execution, and shall be effective and produce all effects resulting from its existence and validity, taking into account the rights and obligations adjusted by the parties before the start of the Real Estate lease term.

Paragraph 2 – The present agreement may be renewed, by equal period of time, by means of written communication from the LESSEE within no longer than 120 (one hundred and twenty) days before its final term, and the LESSORS shall respond to such request within no longer than 5 (five) business days.”

CLAUSE 2

All other provisions of the Agreement not expressly modified by this instrument shall remain in force and effective.

IN WITNESS WHEREOF, the parties hereto execute the present Amendment in 3 (three) counterparts of the same contents and form, and in the presence of the 2 (two) witnesses undersigned, for all purposes of law.

Campinas, October 30th, 2008.

LESSORS: /s/ Lucio Tomasiello	/s/ Mauricio Tomasiello
LUCIO TOMASIELLO	MAURICIO TOMASIELLO

LESSEE: /s/ Roel Collier
AMYRIS-CRYSTALSEV PESQUISA E DESENVOLVIMENTO DE BIOCOMBUSTÍVEIS LTDA.

WITNESSES: 1.	2.

[free translation]

Name: RG: CPF:	Name: RG: CPF: